[PARKER CHAPIN FLATTAU & KLIMPL, LLP]
                                  Letter Head


                                                  November 27, 1996


TelePad Corporation
380 Herndon Parkway
Suite 1900
Herndon, Virginia 22070

              Re:  TELEPAD CORPORATION

Gentlemen:

            We have acted as counsel to TelePad Corporation (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering (i) 357,880 shares (the "Option Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issuable upon the exercise of certain options granted by the Company (the "Options"), (ii) 350,567 outstanding shares of Class A Common Stock (the
"Shares"), (iii) 256,218 outstanding redeemable Class C Warrants ("Class C Warrants"), and (iv) 256,218 shares (the "Warrant Shares") of Class A Common Stock issuable upon the exercise of the Class C Warrants, as more particularly described in the Registration Statement.

            In our capacity as counsel to the Company, we have examined the Registration Statement, the Company's Certificate of Incorporation and By-laws, as amended to date, the Options, the Class C Warrants and the minutes and other corporate proceedings of the Company.

            With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents as originals and the genuineness of all signatures on all documents submitted to us.






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TelePad Corporation
November 27, 1996
Page 2

            On the basis of the foregoing, we are of the opinion that:

            (i) the Option Shares and the Warrant Shares, when issued upon the exercise of the Options and the Class C Warrants, respectively, and in accordance with the applicable terms thereof, will be legally issued, fully paid and non-assessable;

            (ii) the Shares have been validly authorized and legally issued and are fully paid and non-assessable; and

            (iii) the Class C Warrants constitute legal, valid and binding obligations of the Company.

            We hereby consent to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an Exhibit thereto.



                                         Very truly yours,


                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP